UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 27, 2016

IFAN FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178788	33-1222494
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3517 Camino Del Rio South, Suite 407

San Diego, CA 92108

(Address of principal executive offices)

Phone: (619) 537-9998

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - Entry into Material Definitive Agreement

On April 27, 2016, IFAN Financial, Inc., (“IFAN” or the “Company”) a Nevada Corporation, entered into a Convertible Promissory Note and Securities Purchase Agreement (“Old Main SPA”) with Old Main Capital, LLC, (“Old Main”) pursuant to which the Company issued, sold to Old Main a convertible promissory note in the principal amount of $300,000 (“Commitment Note”) for a commitment by Old Main to provide a $10,000,000 equity line to the Company.

The Commitment Note is convertible into the Company’s common stock at a conversion price equal to the lesser of $0.0675 or 52% of the lowest VWAP of the common stock for the fifteen consecutive trading days ending on the trading day that is immediately prior to the applicable conversion date. Repayment of the Commitment Note is due one year from the date of issuance. The Commitment Note accrues interest at the rate of 8% per year, due at maturity. The Company may prepay the Commitment Note, upon ten (10) days written notice and subject to the optional prepayment amount of 125% multiplied by the then outstanding balance on the Commitment Note.

A copy of the Old Main SPA, and Commitment Note are filed herewith, as Exhibits 10.01, and 10.02, and are incorporated herein by this reference.

The foregoing summary description of the Old Main SPA, and the Commitment Note are not complete and are qualified in their entirety by reference to the full text of the Old Main SPA, and the Commitment Note. The Old Main SPA, and the Commitment Note also contain customary events of default. For further information regarding the terms and conditions of the Old Main SPA, and the Commitment Note, this reference is made to such agreement, which the Company has filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by this reference.

ITEM 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 3.02 - Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

ITEM 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.01	Securities Purchase Agreement, dated April 27, 2016, between Old Main Capital, LLC and the Company.

10.02	Form of $300,000 Commitment Note issued April 27, 2016 to Old Main Capital, LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IFAN FINANCIAL, INC.

Date: October 27, 2016	By:	/s/ J. Christopher Mizer
J. Christopher Mizer
President & CEO

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